NEUBERGER BERMAN EQUITY FUNDS
                            ADMINISTRATION AGREEMENT

                                   SCHEDULE A


         The Series of Neuberger Berman Equity Funds currently subject to this Agreement are as follows:

                                                Date Made A Party
                                                -----------------
                  Series                        To Agreement
                  ------                        ------------

Neuberger Berman Century Fund                   October 25, 1999
Neuberger Berman Focus Fund                     August 2, 1993
Neuberger Berman Genesis Fund                   August 2, 1993
Neuberger Berman Guardian Fund                  August 2, 1993
Neuberger Berman International Fund             November 1, 1995
Neuberger Berman Manhattan Fund                 August 2, 1993
Neuberger Berman Millennium  Fund               October 19, 1998
Neuberger Berman Partners Fund                  August 2, 1993
Neuberger Berman Regency Fund                   April 30, 1999
Neuberger Berman Socially Responsive Fund       March 16, 1994
Neuberger Berman Technology Fund                April 17, 2000